EXHIBIT 5.1
November 21, 2008
Holly Energy Partners, L.P.
Holly Energy Finance Corp.
HEP Logistics GP, L.L.C.
Holly Energy Partners – Operating, L.P.
HEP Pipeline GP, L.L.C.
HEP Refining GP, L.L.C.
HEP Mountain Home, L.L.C.
HEP Pipeline, L.L.C.
HEP Refining, L.L.C.
HEP Woods Cross, L.L.C.
HEP Navajo Southern, L.P.
HEP Pipeline Assets, Limited Partnership
HEP Refining Assets, L.P.
HEP Fin–Tex/Trust – River, L.P.
100 Crescent Court, Suite 1600
Dallas, Texas 75201-6927
Ladies and Gentlemen:
     We have acted as counsel for Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) and the Prospectus (the “Prospectus”) contained therein under the Securities Act of 1933, as amended (the “Securities Act”), registering the offer and sale from time to time by the Partnership of up to $1,000,000,000 of common units representing limited partner interests in the Partnership (the “Common Units”), preferred units representing limited partner interests in the Partnership (the “Preferred Units”) and/or debt securities, which may be co-issued by the Partnership’s subsidiary Holly Energy Finance Corp., a Delaware corporation (“Holly Energy Finance”), in one or more series, consisting of notes, bonds, debentures or other evidences of indebtedness (the “Debt Securities”) and the guarantees (the “Guarantees”) of the Debt Securities by HEP Logistics GP, L.L.C., a Delaware limited liability company (“OLP GP”), Holly Energy Partners – Operating, L.P., a Delaware limited partnership (“Operating Partnership”), HEP Pipeline GP, L.L.C., a Delaware limited liability company (“Pipeline GP LLC”), HEP Refining GP, L.L.C., a Delaware limited liability company (“HEP Refining GP”), HEP Mountain Home, L.L.C., a Delaware limited liability company (“Mountain Home”), HEP Pipeline, L.L.C., a Delaware limited liability company (“HEP Pipeline”), HEP Refining, L.L.C., a Delaware

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limited liability company (“HEP Refining”), HEP Woods Cross, L.L.C., a Delaware limited liability company (“HEP Woods Cross”), HEP Navajo Southern, L.P., a Delaware limited partnership (“Navajo Southern”), HEP Pipeline Assets, Limited Partnership, a Delaware limited partnership (“Pipeline Assets LP”), HEP Refining Assets, L.P., a Delaware limited partnership (“Refining Assets LP”), and HEP Fin-Tex/Trust-River, L.P., a Texas limited partnership (“HEP Fin-Tex” and, together with OLP GP, Operating Partnership, Pipeline GP LLC, HEP Refining GP, Mountain Home, HEP Pipeline, HEP Refining, HEP Woods Cross, Navajo Southern, Pipeline Assets LP and Refining Assets LP, the “Subsidiary Guarantors”). The Common Units, Preferred Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.”
     We have reviewed (i) the Registration Statement, (ii) the Prospectus, (iii) the First Amended and Restated Limited Partnership Agreement of the Partnership, as amended by Amendment No. 1 to the First Amended and Restated Limited Partnership Agreement of the Partnership, Amendment No. 2 to the First Amended and Restated Limited Partnership Agreement of the Partnership and Amendment No. 3 to the First Amended and Restated Limited Partnership Agreement of the Partnership (collectively, the “Partnership Agreement”), (iv) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) in connection with the formation of the Partnership, (v) certificates of incorporation, bylaws, limited liability company agreements, limited partnership agreements and other formation documents, as applicable, of Holly Energy Finance and the Subsidiary Guarantors, (vi) the forms of Senior and Subordinated Indentures filed as exhibits to the Registration Statement, (vii) resolutions adopted by the (a) Board of Directors of Holly Logistics Services, L.L.C., a Delaware limited liability company (“HLS”) and the general partner of HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), and (b) Board of Directors of Holly Energy Finance, and (viii) such other documents, certificates, statutes and instruments as we have deemed necessary or appropriate for purposes of this opinion.
     As to certain questions of fact material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates from officers of HLS and Holly Energy Finance and other persons, and upon certificates of public officials.
     The opinions expressed below are subject in all respects to the following assumptions, exceptions and qualifications:
     (1) We have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are authentic and complete, (iv) all documents submitted to us as certified or photostatic copies conform to authentic originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so,

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and (vi) each person signing in a representative capacity (other than on behalf of HLS, the General Partner, the Partnership, Holly Energy Finance or any Subsidiary Guarantor) any document reviewed by us had authority to sign in such capacity;
     (2) We have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) the Partnership has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, (iv) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by each of the parties thereto;
     (3) In rendering this opinion, we have assumed that the trustee under the Indenture at the time the Indenture is signed will be qualified to act as trustee under the Indenture;
     (4) We express no opinion with respect to (i) the enforceability of provisions in the Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     (5) We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, including the approval by the limited partners of the Partnership of the issuance of the Common Units, if necessary, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, the Common Units will be validly issued, fully

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paid and non-assessable (except as such non-assessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus).
     (2) With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the issuance and the terms of such Preferred Units, including the approval by the limited partners of the Partnership of the issuance of the Preferred Units, if necessary, and the approval of an amendment to the Partnership Agreement establishing the designations, preferences, rights, powers and duties of the Preferred Units, the terms of the offering thereof and related matters, (ii) the terms of the Preferred Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Partnership and (iii) the Preferred Units have been issued and delivered in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, the Preferred Units will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus).
     (3) With respect to the Debt Securities and the Guarantees, when (i) the applicable Indenture has been duly authorized and validly executed and delivered by each of the parties thereto, (ii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Partnership, Holly Energy Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters, (iv) the terms of the Debt Securities and the Guarantees and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership, Holly Energy Finance or the Subsidiary Guarantors, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Partnership, Holly Energy Finance or the Subsidiary Guarantors, and (v) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Holly Energy Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Holly Energy Finance and the Subsidiary Guarantors, as applicable, subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) an implied covenant of good faith and fair dealing; and (iii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with

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respect to such Debt Securities be converted to United Stated dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.
     This opinion is limited in all respects to the federal laws of the United States of America, the contract law of the State of New York, the laws of the State of Texas, the DRULPA, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
     We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.
Very truly yours,
/s/ Vinson & Elkins L.L.P